UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON,  DC 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 17, 2018

Avnet, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-4224	11-1890605
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2211 South 47th Street, Phoenix, Arizona	85034
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (480) 643-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On August 16, 2018, Avnet, Inc. (the “Company”) and Avnet Receivables Corporation, a wholly owned subsidiary of the Company (“ARC”), entered into the Fourth Amended and Restated Receivables Purchase Agreement with the companies and financial institutions party thereto (collectively, the “Purchasers”) and Wells Fargo Bank, N.A., as agent (the “Receivables Purchase Agreement”). Pursuant to the terms of the Receivables Purchase Agreement, ARC may sell, on a revolving basis, an undivided interest in up to $500 million in eligible receivables to the Purchasers (“Securitization Program”).  As of August 16, 2018, no amounts were outstanding under the Receivables Purchase Agreement. The Securitization Program expires on August 19, 2020, unless terminated earlier under certain circumstances including an amortization event. Borrowings under the program bear interest at one month LIBOR plus an applicable margin or a base rate. The Receivables Purchase Agreement amends and supersedes the Third Amended and Restated Receivable Purchase Agreement, dated February 27, 2017, among the Company, ARC, the companies and financial institutions party thereto and JPMorgan Chase Bank, N.A., as agent.

Concurrent with entry into the Receivables Purchase Agreement, the Company and ARC entered into the Second Amended and Restated Receivables Sale Agreement (the “Receivables Sale Agreement” and together with the Receivables Purchase Agreement, the “Receivables Documents”). Pursuant to the terms of the Receivables Sale Agreement, the Company agrees to sell, and ARC agrees to purchase, certain accounts receivable originated by the Company for a purchase price reflecting a discount from the aggregate balance of such accounts receivable and certain credit adjustments. The Receivables Sale Agreement amends and supersedes the Amended and Restated Receivables Sale Agreement, dated February 27, 2017, between the Company and ARC.

Some or all of the parties to the Receivables Purchase Agreement, or their affiliates, have in the past provided investment or commercial banking services to the Company and its affiliates for which they received customary fees and expenses, and they may provide similar services in the future.

The descriptions of the Receivables Documents set forth above are only summaries of their material terms and do not purport to be complete, and are qualified in their entirety by reference to the full and complete terms contained in the Receivables Purchase Agreement and the Receivables Sale Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated into this Item 1.01 by reference. The Receivables Documents are not intended to be a source of factual, business or operational information about the Company, ARC or the Company’s other subsidiaries. The representations, warranties and covenants contained in the Receivables Documents were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required hereunder is provided under Item 1.01 above and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits.

The following materials are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description

10.1

Fourth Amended and Restated Receivables Purchase Agreement, dated August 16, 2018, among Avnet, Inc., Avnet Receivables Corporation, the companies and financial institutions party thereto and Wells Fargo Bank, N.A., as agent.

10.2	Second Amended and Restated Receivables Sale Agreement, dated August 16, 2018, between Avnet, Inc. and Avnet Receivables Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2018	AVNET, INC.
Registrant

	By:	/s/ Thomas Liguori
Name: Thomas Liguori
Title: Chief Financial Officer